EXHIBIT 10.1

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is entered into as of November 12, 2017, by and among ARC GROUP WORLDWIDE, INC., a Utah corporation (the “Parent”), ADVANCED FORMING TECHNOLOGY, INC. a Colorado corporation (“AFT”), ARC WIRELESS, INC., a Delaware corporation (“Wireless”), FLOMET LLC, a Delaware limited liability company (“Flomet”), 3D MATERIAL TECHNOLOGIES, LLC, a Delaware limited liability company (“3D Material”), QUADRANT METALS TECHNOLOGIES LLC, a Delaware limited liability company (“Quadrant”), ARC METAL STAMPING, LLC, a Delaware limited liability company (“Stamping”), ADVANCE TOOLING CONCEPTS, LLC, a Colorado limited liability company (“Tooling”), and THIXOFORMING LLC, a Colorado limited liability company (“Thixoforming” and together with AFT, Wireless, Flomet, 3D Material, Quadrant, Stamping and Tooling, each a “Borrower” and collectively, the “Borrowers”), the Lenders party hereto, and the Administrative Agent (as defined below).

RECITALS:

WHEREAS, the Parent, the Borrowers, the Lenders and Citizens Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent, are parties to the Second Amended and Restated Credit Agreement, dated as of September 29, 2016, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of March 21, 2017, as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement, dated of May 12, 2017, and as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement, dated of September 21, 2017 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement; and

WHEREAS, the Parent and the Borrowers wish to amend the Credit Agreement on the terms set forth herein; and

WHEREAS, the Administrative Agent and the Lenders are willing to amend the Credit Agreement as provided for herein.

NOW THEREFORE, in consideration of the premises and the agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Interpretation.
1.1 Interpretation. This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02, 1.03, 1.04, 1.05 and 1.06 of the Credit Agreement.
Section 2. Amendment to Credit Agreement.
2.1 Amendment of Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in appropriate alphabetical order:

“Availability Block Amount” means $1,250,000.”

“Fourth Amendment Effective Date” means November 12, 2017.”

“Fourth Amendment Liquidity Infusion” means receipt by Parent after the Fourth Amendment Effective Date of Net Cash Proceeds from junior capital (including by means of an issuance of Equity Interests permitted hereunder) or Other Subordinated Debt, in each case, on terms and conditions acceptable to the Administrative Agent.

“Other Subordinated Creditor” means any holder of Other Subordinated Debt from time to time.”

“Other Subordinated Debt” means unsecured Indebtedness incurred by the Parent to any Other Subordinated Creditor, on terms and conditions acceptable to the Administrative Agent including maturity, fees, repayment, covenants, subordination and interest (including that the interest rate applicable to any such Indebtedness shall in no event be in excess of the interest rate payable on the Closing Date Subordinated Indebtedness as in effect on the Fourth Amendment Effective Date and any interest payable on such Indebtedness shall only be payable in kind).”

“Other Subordinated Loan Documents” means all agreements, instruments and documents now or hereafter executed and delivered to the Administrative Agent by the Parent or any of its Subsidiaries related to the Other Subordinated Debt.”

“Subordinated Interest Reserve” means a reserve against the Borrowing Base and Availability, in an amount as the Administrative Agent shall deem necessary or appropriate in its reasonable credit judgment exercised in good faith, with respect to interest payments on the Closing Date Subordinated Indebtedness projected by the Administrative Agent to be paid or accrued during the twelve month period commencing on the Fourth Amendment Effective Date.

2.2 Amendment of Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Line Cap” in its entirety as follows:

“Line Cap” means at any time, the lesser of (a) the aggregate Revolving Commitment and (b) the Borrowing Base; provided that for any determination of “Line Cap” pursuant to Sections 2.01, 2.03 and 4.02(d), the Borrowing Base shall be deemed to be reduced by the Availability Block Amount.

2.3 Amendment of Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Reserves” in its entirety as follows:

“Reserves” means reserves in such amounts, and with respect to such matters, as the Administrative Agent shall deem necessary or appropriate in its reasonable credit judgment exercised in good faith, against the Borrowing Base or Availability, including without limitation with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of any Loan Party’s business; (ii) potential dilution related to Accounts; (iii) shrinkage, spoilage and obsolescence of any Loan Party’s Inventory; (iv) slow moving Inventory; (v) other sums chargeable against the Borrowers as Revolving Loans under any section of this Agreement; (vi) amounts owing by any Loan Party to any Person to the extent secured by a Lien on, or trust over, any interest in any kind of property or asset of any Loan Party, whether real, personal or mixed, or tangible or intangible; (vii) amounts owing by any Loan Party in connection with Obligations under Secured Hedge Agreements and Cash Management Obligations; (viii) rent for locations at which Inventory is stored and as to which the Collateral Agent has not received a satisfactory landlord’s agreement or bailee letter, as applicable, (ix) the Colorado Environmental Reserve, (x) the Subordinated Interest Reserve and (xi) such other specific events, conditions or contingencies as to which the Administrative Agent, in its reasonable credit judgment exercised in good faith, determines reserves should be established from time to time hereunder; provided, that, notwithstanding the foregoing, the Administrative Agent shall not establish any Reserves in respect of any matters relating to any items of Collateral that have been taken into account in determining Eligible Accounts or Eligible Inventory, as applicable.

2.4 Amendment of Section 2.03 (Prepayments). Section 2.03(b)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(v)Not later than the fifth Business Day after the closing of any offering or sale of Equity Interests by or any capital contribution to the Parent (other than to the extent constituting any Fourth Amendment Liquidity Infusion and other than to the extent constituting any Excluded Contribution, but including any Cure Amount), the Borrowers will prepay the Loans hereunder in an amount equal to 100% of the amount, if any, of such Net Cash Proceeds.”

2.5 Amendment of Article VI. Article VI of the Credit Agreement is hereby amended by adding a new Section 6.22 as follows:

“Section 6.22.  Fourth Amendment Liquidity Infusion.  On or prior to January 31, 2018, Parent shall have received aggregate Net Cash Proceeds from one or more Fourth Amendment Liquidity Infusions of not less than $5,000,000 disregarding any Net Cash Proceeds used to replace, retire or otherwise replace any prior Fourth Amendment Liquidity Infusion.”

2.6 Amendment of Section 7.03 (Indebtedness).  Section 7.03 of the Credit Agreement is hereby amended by deleting “and” immediately following the semicolon at the end of subclause (t), adding “and” immediately following the semicolon at the end of subclause (u), adding the following new subclause (v):

“(v)Indebtedness under the Other Subordinated Loan Documents in an aggregate principal amount not to exceed 85% of the amount permitted to be incurred pursuant to Section 7.03 of the Closing Date Subordinated Loan Agreement (and the corresponding provision of any other Subordinated Loan Agreement), but only if such Indebtedness is effectively subordinated to the Obligations pursuant to the terms of a subordination agreement, in form and substance satisfactory to the Administrative Agent, between the applicable Other Subordinated Creditor and the Administrative Agent.”

2.7 Amendment of Section 7.13 (Payments, Prepayments, etc. of Indebtedness; Earn-Out Payments).  Section 7.13(a) of the Credit Agreement is hereby amended by deleting “and” immediately following the semicolon at the end of subclause (iv), adding “and” immediately following the semicolon at the end of subclause (v), and adding the following new subclause (vi):

“(vi)on or prior to the fifth Business Day after the closing of any Fourth Amendment Liquidity Infusion resulting from an offering of Equity Interests, or such later date as agreed to in writing by the Administrative Agent, the Borrowers shall be allowed to prepay the Other Subordinated Debt, if any, in an aggregate amount not to exceed the amount of Net Cash Proceeds of such offering of Equity Interests.”

2.8 Amendment of Section 7.14 (Financial Covenant). Effective as of October 1, 2017, Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.14.  Financial Covenant.

(a)Permit the Fixed Charge Coverage Ratio as of the last day of any period of four consecutive fiscal quarters ending on or after December 31, 2018 to be less than the greater of (i) 1.10 to 1.00 and (ii) the maximum fixed charge coverage ratio (as such term is defined in the Subordinated Loan Documents) or equivalent ratio permitted under the Subordinated Loan Documents as of such day.

(b)At any time on or prior to December 31, 2018, permit Availability to be less than (i) until the earlier of (A) the date of the Fourth Amendment Liquidity Infusion and (B) January 31, 2018, $1,250,000 and (ii) at any time thereafter, $3,500,000.

2.9 Amendment of Section 8.04 (Equity Cure). Section 8.04 of the Credit Agreement is hereby amended by replacing each reference to “Section 7.14” contained therein with “Section 7.14(a)”.
Section 3. Effectiveness.
3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following condition precedent:

(a) this Amendment shall have been (i) executed by the Parent, each Borrower, the Administrative Agent and each Lender and (ii) acknowledged by each of the other Loan Parties, and in each case, counterparts hereof as so executed or acknowledged shall have been delivered to the Administrative Agent, sufficient in number for distribution to the Administrative Agent, each Lender and the Parent;

(b) and all fees of counsel to the Administrative Agent incurred in connection with this Amendment that are required to be paid pursuant to Section 10.04 of the Credit Agreement and for which the Borrowers shall have received an invoice on or prior to the date hereof shall have been or will be substantially simultaneously paid; and

(c) the Parent shall have delivered to the Administrative Agent an executed fee letter, dated as of the date hereof, in form and substance satisfactory to the Administrative Agent, documenting the payment of fees to the Administrative Agent as separately agreed, and such fees shall have been or will be substantially simultaneously paid.

3.2 Amendment Effective Date.  So long as the conditions precedent set forth in Section 3.1 above are satisfied on or prior to November 12, 2017, this Amendment shall be effective as of November 12, 2017.

Section 4. Affirmation.

Each of the Loan Parties hereby consents and agrees to and acknowledges and affirms the terms of this Amendment.  Each of the Loan Parties hereby further agrees that their respective obligations under the Credit Agreement, the Guarantee and Collateral Agreement and each of the other Loan Documents shall remain in full force and effect and shall be unaffected hereby.

Section 5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:
5.1 Power and Authority. It has all requisite power and authority to execute and deliver this Amendment and perform its obligations hereunder.

5.2 Authorization.  It has taken all necessary corporate or limited liability company action, as applicable, to duly authorize the execution and delivery of, and performance of its obligations under, this Amendment and this Amendment has been duly executed and delivered by its duly authorized officer or officers.

5.3 Non-Violation.  The execution and delivery of this Amendment and the performance and observance by it of the terms and provisions hereof (a) do not violate or contravene its Organization Documents or any applicable Laws or (b) conflict with or result in a breach or contravention of any provision of, or constitute a default under, any other agreement, instrument or document binding upon or enforceable against it.

5.4 Validity and Binding Effect.  Upon satisfaction of the conditions set forth in Section 3.1 above, this Amendment shall constitute a legal, valid and binding agreement of such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

5.5 Representations and Warranties in the Credit Agreement.  The representations and warranties of each Loan Party contained in the Credit Agreement as modified hereby are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

5.6 No Consent.  No consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority is required in connection with this Amendment or the execution, delivery, performance, validity or enforceability of this Amendment, except consents, exemptions, authorizations, approvals, filings and actions which have been obtained or made and are in full force and effect.

5.7 No Event of Default. No Default or Event of Default exists before, nor will occur immediately after, giving effect to this Amendment or as a result of observing any provision hereof.
Section 6. Miscellaneous.
6.1 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.2 Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the execution and delivery of this Amendment.

6.3 Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.4 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.5 Loan Documents Unaffected.  Each reference to the Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Credit Agreement as modified hereby.  Except as otherwise specifically provided, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document, nor alter, modify, amend or in any way affect any provision of the Credit Agreement or any other Loan Document, including, without limitation, the guarantees, pledges and grants of security interests, as applicable, under each of the Collateral Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Amendment is a Loan Document.

6.6 Entire Agreement.  This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

6.7 Acknowledgments. Each Loan Party hereby acknowledges that:

(a) it has consulted and been advised by its own legal counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents and it has consulted its own accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(b) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Amendment and by the other Loan Documents;

(c) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(d) the Lenders have no obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated by this Amendment and by the other Loan Documents, except any obligations expressly set forth in this Amendment and in the other Loan Documents;

(e) the Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and the Lenders have no obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates; and

(f) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

6.8 Release.  Immediately upon the execution and acceptance of this Amendment, each Loan Party and each of their respective successors, assigns, subsidiaries, affiliates, insurers, employees, attorneys, agents, representatives and other persons and/or entities connected therewith, hereby fully and forever compromises, settles, releases, acquits and discharges the Administrative Agent, the Lenders, the Arranger and their respective Affiliates and each of their and their Affiliates’ present, former and future directors, officers, employees, agents, partners, trustees, advisors or other representatives and other persons and/or entities connected therewith (collectively, the “Released Parties”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of action (whether at law and/or in equity) and obligations of every nature whatsoever (whether liquidated or unliquidated, known or unknown, asserted or unasserted, foreseen or unforeseen, matured or unmatured, fixed or contingent) that each Loan Party has, had and/or may claim to have against any of the Released Parties which arise from or relate to any actions which any of the Released Parties have and/or may have taken or have and/or may have omitted to take prior to the date this Agreement was executed and, without limiting the foregoing, with respect to the Credit Agreement and/or any documents executed and/or delivered in connection with the foregoing.

6.9 Counterparts.  This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.  Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a signed copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

6.10 Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARENT, EACH BORROWER, AND EACH GUARANTOR BY ITS ACKNOWLEDGMENT HEREOF HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

6.11 Jury Trial Waiver.  EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

Advanced Forming Technology, Inc., as a Borrower
By: /s/ Drew M. Kelley
Name: Drew M. Kelley Title: CFO
ARC WIRELESS, INC., as a Borrower
By: /s/ Drew M. Kelley
Name: Drew M. Kelley Title: CFO
FLOMET LLC, as a Borrower
By: /s/ Drew M. Kelley
Name: Drew M. Kelley Title: CFO

3D MATERIAL TECHNOLOGIES, LLC, as a Borrower
By: /s/ Drew M. Kelley
Name: Drew M. Kelley Title: CFO QUADRANT METALS TECHNOLOGIES LLC, as a Borrower By: /s/ Drew M. Kelley Name: Drew M. Kelley Title: CFO

THIXOFORMING LLC, as a Borrower
By: /s/ Drew M. Kelley Name: Drew M. Kelley
Title: CFO ARC METAL STAMPING, LLC, as a Borrower
By: /s/ Drew M. Kelley Name: Drew M. Kelley Title: CFO
ADVANCE TOOLING CONCEPTS, LLC, as a Borrower By: /s/ Drew M. Kelley Name: Drew M. Kelley Title: CFO ARC GROUP WORLDWIDE, INC., as the Parent
By: /s/ Drew M. Kelley
Name: Drew M. Kelley Title: CFO

CITIZENS BANK, N.A., as Administrative Agent and Collateral Agent and as a Lender
By:	/s/ Kenneth Wales
	Name:	Kenneth Wales
	Title:	Vice President